UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED JANUARY 7, 2021

TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF COMMERCIAL METALS COMPANY

TO BE HELD JANUARY 13, 2021

Explanatory Note

This supplement to the Proxy Statement dated November 23, 2020 (the “Original Proxy Statement”) of Commercial Metals Company (the “Company”) (i) amends and restates the first bullet point in the 5th paragraph under the heading “Compensation Discussion and Analysis – Executive Summary – Stockholder Alignment and Execution” on page 30 of the Original Proxy Statement to include disclosure of net cash flows from operating activities for fiscal year 2020 and (ii) modifies “Appendix A – Reconciliation of Non-GAAP Financial Measures” to include a definition of and other information regarding the disclosure of free cash flow as well as a reconciliation of free cash flow to net cash flows from operating activities for fiscal year 2020, each of which were inadvertently omitted from the Original Proxy Statement.

Revisions to Compensation Discussion and Analysis – Executive Summary – Stockholder Alignment and Execution

The following text amends and restates the first bullet point in the 5th paragraph under the heading “Compensation Discussion and Analysis – Executive Summary – Stockholder Alignment and Execution” on page 30 of the Original Proxy Statement:

Increased Adjusted EBITDA over fiscal 2019 by 41%, and generated a 13% return on invested capital, $791 million of net cash flows from operating activities and $604 million of free cash flow1;

1 Free cash flow is a non-GAAP financial measure. Please refer to Appendix A for a reconciliation and other information.

Revisions to Appendix A – Reconciliation of Non-GAAP Financial Measures

The following text supplements Appendix A – Reconciliation of Non-GAAP Financial Measures:

Free cash flow is a non-GAAP financial measure that is equal to net cash flows from operating activities less capital expenditures. Management believes that free cash flow is helpful in evaluating our ability to service debt and fund acquisitions and other strategic investments. Free cash flow is not a recognized term under GAAP and does not purport to be an alternative to net cash flows from operating activities as a measure of liquidity. A reconciliation of net cash flows from operating activities to free cash flow is provided below:

Fiscal Year 2020
Net cash flows from operating activities	$791,204
Capital expenditures	(187,618)

Free cash flow	$603,586

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Proxies received since the mailing date of the Original Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy. If you have already voted your shares and you do not wish to change your vote, you do not need to re-cast your vote.